As filed with the Securities and Exchange Commission on April 25, 2000
                                                             File No. 333-
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          GLOBALNET FINANCIAL.COM, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

              DELAWARE                               06-1489574
-------------------------------------      ------------------------------------
  (State or other jurisdiction of          I.R.S. Employer Identification No.
   incorporation or organization)

        7284 W. Palmetto Park Road, Suite 210, Boca Raton, Florida 33433
        ----------------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                   Amended and Restated 1998 Stock Option Plan
                   -------------------------------------------
                            (Full title of the plan)

                                Michael S. Jacobs
                      7284 W. Palmetto Park Road, Suite 210
                            Boca Raton, Florida 33433
                      --------------------------------------
                     (Name and address of agent for service)

                                 (561) 417-8053
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             Leonard H. Bloom, P.A.
                                Broad and Cassel
                          201 South Biscayne Boulevard
                            Miami Center, Suite 3000
                              Miami, Florida 33131
                                 (305) 373-9400

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
        REGISTERED            REGISTERED(1)           SHARE(2)                PRICE(2)           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value                5,000,000             $18.00                 $90,000,000             $23,760.00
-------------------------------------------------------------------------------------------------------------------

         (1)Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.

         (2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of common stock of GlobalNet Financial.com, Inc. as reported on the Nasdaq Small Cap Market on April 18, 2000.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents are incorporated by reference into this Registration Statement:

           1. The Registrant's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "Commission").

           2. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission, filed May 12, 1999.

           In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Registrant has authority under Section 607.0850 of the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such law. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8. EXHIBITS

           4.1    1998 Stock Option Plan(1)
           4.2    Amended and Restated 1998 Stock Option Plan
           5.1    Opinion of Broad and Cassel
           23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)
           23.2   Consent of Richard A. Eisner & Company, LLP
           24.1 Power of Attorney (included in the signature page of this Registration Statement)
-------------
           (1) Filed as exhibit 10.6 to the Company's Registration Statement on Form SB-2 (SEC File No. 333-72385), filed February 19, 1999.

ITEM 9. UNDERTAKINGS

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on this 25th day of April 2000.

                                    GLOBALNET FINANCIAL.COM, INC.

                                    By: /s/ Stanley Hollander
                                       ----------------------
                                         Stanley Hollander
                                         Chairman of the Board, President and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Michael S. Jacobs and Stanley Hollander as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Stanley Hollander
---------------------------------------------  Chairman of the Board, President,                   April 25, 2000
Stanley Hollander                              Chief Executive Officer
                                               (Principal Executive Officer)

/s/ W. Thomas Hodgson
---------------------------------------------  Chief Operating Officer                             April 25, 2000
W. Thomas Hodgson

/s/ Alan L. Jacobs
---------------------------------------------  Executive Vice President and Director               April 25, 2000
Alan L. Jacobs

/s/ Michael S. Jacobs
---------------------------------------------  Chief Financial Officer, Secretary and Treasurer    April 25, 2000
Michael S. Jacobs                              (Principal Financial and Accounting Officer)

/s/ Jay J. Matulich
---------------------------------------------  Senior Vice President                               April 25, 2000
Jay J. Matulich

/s/ Ronald B. Koenig
---------------------------------------------  Senior Managing Director                            April 25, 2000
Ronald B. Koenig

/s/ Kym Anthony
---------------------------------------------  Director                                            April 25, 2000
Kym Anthony

/s/ Christopher Jennings
---------------------------------------------  Director                                            April 25, 2000
Christopher Jennings

/s/ N. Bulent Gultekin
---------------------------------------------  Director                                            April 25, 2000
N. Bulent Gultekin

/s/ Michael Whitaker
---------------------------------------------  Director                                            April 25, 2000
Michael Whitaker

/s/  Nicholas Backhouse
--------------------------------------------   Director                                            April 25, 2000
Nicholas Backhouse

                                  EXHIBIT INDEX

    EXHIBIT         DESCRIPTION
    -------         -----------
    4.2             Amended and Restated 1998 Stock Option Plan

    5.1             Opinion of Broad and Cassel

    23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

    23.2            Consent of Richard A. Eisner & Company, LLP

    24.1 Power of Attorney (included in the signature page of this Registration Statement)